UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

CITY NATIONAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-2568550
(State of incorporation or organization)	(IRS Employer Identification No.)

City National Plaza 555 South Flower Street Los Angeles, California	90071
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Depositary Shares each representing a 1/40th interest in a share of 6.750% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series D	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-191981

Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

The descriptions of the general terms and provisions of the 6.750% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series D, par value $1.00 per share (the “Series D Preferred Stock”) of City National Corporation (the “Registrant”) as well as the Registrant’s depositary shares each representing a 1/40th interest in a share of the Series D Preferred Stock to be registered hereunder are incorporated herein by reference to the descriptions included under the captions “Description of Preferred Stock” and “Description of Depositary Shares” in the Prospectus Supplement dated October 31, 2013, as filed with the Securities and Exchange Commission (the “SEC”) on November 1, 2013 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, to the prospectus in the Registration Statement on Form S-3 (No. 333-191981) of the Registrant, as filed with the SEC on October 30, 2013.  Such sections are incorporated herein by reference.

Item 2.  Exhibits.

3.1	Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009).

3.2	Certificate of Amendment of Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012).

3.3	Bylaws of the Registrant, as amended to date (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed May 18, 2012).

3.4 and 4.1

Certificate of Designations of 6.750% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series D (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed November 7, 2013).

4.2

Deposit Agreement, dated November 7, 2013, by and among the Registrant, Computershare Trust Company, N.A., as depositary, Computershare Inc., and the holders from time to time of the depositary receipts described therein (incorporated herein by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed November 7, 2013).

4.3

Form of Certificate Representing the 6.750% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series D (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed November 7, 2013).

4.4	Form of Depositary Receipt representing the depositary shares (included as part of Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed November 7, 2013).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 7, 2013	CITY NATIONAL CORPORATION

	By:		/s/ Michael B. Cahill
		Name:	Michael B. Cahill
		Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009).

3.2	Certificate of Amendment of Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012).

3.3	Bylaws of the Registrant, as amended to date (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed May 18, 2012).

3.4 and 4.1

Certificate of Designations of 6.750% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series D (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed November 7, 2013).

4.2

Deposit Agreement, dated November 7, 2013, by and among the Registrant, Computershare Trust Company, N.A., as depositary, Computershare Inc., and the holders from time to time of the depositary receipts described therein (incorporated herein by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed November 7, 2013).

4.3

Form of Certificate Representing the 6.750% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series D (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed November 7, 2013).

4.4	Form of Depositary Receipt representing the depositary shares (included as part of Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed November 7, 2013).